Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LEASE (this “Amendment”) is made as the 9th day of April, 2012, by and between Wynn Las Vegas, LLC (“Lessor”) and Stephen A. Wynn (“Lessee” and, together with Lessor, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease (as defined below).

RECITALS:

A. The Parties have entered into that certain Amended and Restated Agreement of Lease, dated as of March 18, 2010 (the “Lease”), under which Lessee leases Villas in the Resort.

B. Pursuant to Section 3(c) of the Lease, the Parties have determined the Rental Value for the two (2) year period commencing on March 1, 2012.

NOW, THEREFORE, the Parties agree as follows:

1. Amendment to Section 1. The Parties agree that Section 1 of the Lease is amended to include Lessee’s use of warehouse space owned by Lessor.

2. Rental Value. The Parties agree that for the two (2) year period commencing on March 1, 2012, the Rental Value for the Villas shall be Four Hundred Forty Thousand and No/100ths Dollars ($440,000.00) per year as established by the Opinion of Value, dated February 14, 2012, by John J. Knott II of CB Richard Ellis.

3. Other Provisions of the Lease. The Parties acknowledge that the Lease is being modified only as stated herein, and agree that nothing else in the Lease shall be affected by this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

WYNN LAS VEGAS, LLC,	STEPHEN A. WYNN
a Nevada limited liability company

By:	/s/ Marilyn Spiegel	/s/ Stephen A. Wynn

Name:	Marilyn Spiegel

Title:	President